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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements of Steel Dynamics, Inc. (Forms S-8 Nos. 333-19541, 333-27549, 333-55888, 333-133493, AND 333-147271; Forms S-3 Nos. 333-82210, 333-90594, and 333-103672 and Forms S-4, Nos.333-99855, 333-115252, 333-131100, and 333-147650) of our reports dated February 22, 2008, with respect to the consolidated financial statements of Steel Dynamics, Inc., and the effectiveness of internal control over financial reporting of Steel Dynamics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Fort Wayne, Indiana
February 22, 2008

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM